FOR IMMEDIATE RELEASE

OXFORD MEDIA COMPLETES ACQUISITION OF SVI HOTEL CORPORATION

~ OxfordSVI Becomes The 3rd Largest VOD Provider In The Hospitality Industry ~

~ Oxford Media, Inc. Schedules Investor Conference Call Update Announcing Its Second Quarter 2006 Results and The SVI Merger on Wednesday, September 13, 2006 at 4:15 p.m. EDT ~

IRVINE, CA, September 6, 2006 -- Oxford Media, Inc. (OTCBB: OXMI), a leading developer of scalable, turnkey hybrid digital VOD and PPV entertainment systems, announced today it completed the acquisition of SVI Hotel Corporation (SVI) (http://www.svi.com/), a leading provider of Video-On-Demand (VOD) movie systems, Free-to-Guest (FTG) satellite systems, high-speed Internet and information solutions to the hospitality industry. The new company will be doing business as OxfordSVI, Inc. (OxfordSVI)

OxfordSVI is the third largest provider of VOD services to the hospitality industry in the United States, and the largest provider of VOD services to the under-served small and mid-sized hotels and motels having less than 300 rooms. The combined company has a customer base of over 2400 hotels, of which 1,970 hotels (160,000 rooms) provide VOD services. The remaining properties receive high speed internet access and support as well as ancillary services from the Company.

As a result of the acquisition, OxfordSVI has:

i)
an immediate and significant opportunity to up-sell Oxford Media’s next generation VOD platform to the existing SVI analog tape-based customers (more than 1,500 of the 1,900 hotels it currently services). An increased number of hybrid digital VOD systems should result in an increase in the average monthly content rentals per room (“take rates”), which in turn should generate increased revenues and profits for both the hotelier and OxfordSVI.

ii)	committed to upgrade SVI’s existing installed analog and digital systems with some of Oxford Media’s Intellectual Property, thus projecting an increase in impulse purchases and per room revenues.

iii)	budgeted improved operating efficiencies from the larger installed base, resulting from lower operating costs and logistics at SVI’s Peoria, IL facility.

Commenting on the acquisition, Lew Jaffe, CEO of Oxford Media, stated, “The value of this accretive transaction goes well beyond the economics at closing. We will have a strong base of existing customers for the introduction of new products and services, including but not limited to high speed internet access and security monitoring products. We also gain a knowledge base and industry relationships and that will help us accelerate growth through our dealer channel. Lastly, over time it will give us access to additional roof tops to deploy our WiMAX content distribution solution.”

Beth Salmon, former President and COO of SVI Systems, Inc. will assume the role of Chief Operating Officer of OxfordSVI. The combined Company will be headquartered in Irvine, CA and will continue current operations at the SVI facility in Peoria, IL.

Under the terms of the agreement, Oxford Media acquired SVI’s hospitality business for a combination of cash, debt and securities approximating $10.0 million. The consideration included $5,850 million in cash, $2.35 million in convertible notes due July 2008, 1.6 million shares of Oxford Media common stock, and warrants to purchase 1.375 million shares of Oxford Media common stock at $1.00 per share. Additionally, Oxford Media may pay another $4.0 million of consideration as part of an “earn-out” provision. The “earn-out” provision is based on the number of future conversions of SVI’s analog-based VOD customers to Oxford Media’s next generation VOD platform.

The funding for the transaction is a two year Senior Secured Note in the amount of $9.5 million with a 10% stated interest rate, 2.85 million shares of Oxford Media common stock and warrants to purchase 9.5 million shares of Oxford Media common stock at a strike price of $.50 per share. The financing was co-led by Palisades Master Fund, LP and Longview Fund, LP, with additional participants including Crescent International Ltd (Switzerland), Lewis Jaffe, Oxford Media’s CEO, and David Parker, Oxford Media’s COO. Although funded Friday, September 1, 2006, the closing of the transaction was effective as of July 1, 2006.

Oxford Media, Inc. plans to announce its second quarter 2006 financial update and the SVI merger on Wednesday, September 13, 2006 at 4:15 p.m. EDT. Lew Jaffe, President and CEO, David P. Noyes, CFO and Beth Salmon, COO will conduct the call. After their prepared remarks, there will be a brief Q&A session. Interested parties may hear the conference call by telephone and view the presentation through the Internet.

Please join in to learn the business strategy and market position and growth of Oxford Media, Inc., instructions are as follows:

Instructions for hearing the conference call:
Call 1-800-446-1671 in the United States or Canada or;
Call 1-847-413-3362 for International participants
Confirmation Number: 15231851

Instructions for viewing the PowerPoint Presentation
http://web.meetme.net/r.aspx?p=2&a=70541523185113

A replay of the conference call presentation with synchronized audio will be available for at least one year on the company’s website at www.oxfordmediainc.com.

About SVI Systems, Inc.

SVI Systems, Inc. is an information solutions provider serving over 2,400 hotels and over 225,000 rooms across the U.S. with a wide variety of products and services that build guest value and repeat business in the hospitality industry. These services include VOD movies, high speed internet access, FTG programming, and security system solutions. In addition, SVI provides unparalleled hotel and hotel guest support for its products. www.svi.com

SVI’s annual revenues of approximately $13 million, EBITDA of $1.5 million and positive cash flow of $0.5 million for the year ended December 31, 2005. After restructuring the organization in late 2005, the operating results improved. For the first six months of 2006, revenue was approximately $6.3 million, EBITDA was $0.9 million and positive cash flow was $0.5 million.

About Oxford Media, Inc.

Oxford Media is a leading developer of scalable, turnkey hybrid digital VOD and PPV entertainment systems. Its systems offer hotel guests a variety of video content on-demand including the latest first-run Hollywood Movies, while providing hotel owners with a positive return on investment from the systems. Oxford Media’s market is mainly comprised of small and mid-sized hotels and motels -- a segment of the hotel industry previously underserved and unable to offer such services to their guests. This targeted market of hotel properties between 50 to 300 rooms comprises over 2.4 million hotel rooms in the U.S. and represents approximately 56% of the total hotel market.

Oxford's wholly owned subsidiary Creative Business Concepts, Inc. is a wireless and business systems provider specializing in WiFi/WiMAX, IT Security and IT Integration, and Telecom. As part of these service offerings, CBC designs and installs specialty communication systems for data, voice, video, and telecom. www.oxfordmediainc.com

Note: All Oxford Media, Inc. issued press releases appear on the Company's website (http://www.oxfordmediainc.com). Any announcement that does not appear on the Oxford Media, Inc. website has not been issued by Oxford Media, Inc.

Special Note Regarding Forward-Looking Statements: Statements in this news release about anticipated or expected future revenue or growth or expressions of future goals or objectives, including statements regarding whether current plans to grow and strengthen the Company's existing business, are forward- looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements in this release are based upon information available to the Company on the date of this release. Any forward-looking statements involve risks and uncertainties, including the risk that the Company will be unable to grow or strengthen its business due to a lack of capital or an inability to identify acquisition candidates and that the Company may not realize anticipated cost savings or revenue growth opportunities associated with any acquisitions, planned or otherwise. Additionally, forward-looking statements concerning the performance of the Company's business are based on current market conditions and risks, which may change as the result of certain regulatory, competitive or economic events, as well as those risks and uncertainties described in the Company's filings with the Securities and Exchange Commission, which could cause actual events or results to differ materially from the events or results described in the forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements.

Investor Contact:

Oxford Media, Inc.
Lisa Marie Laurenzano, VP of Investor Relations
(949) 579-1523
lisamarie@oxfordmediainc.com

or

The Del Mar Consulting Group, Inc.
(858) 794-9500
bprag@delmarconsulting.com